Exhibit 10.21
EXECUTIVE COMPENSATION – BASE SALARIES
Effective October 3, 2005, the Compensation Committee of Jack in the Box Inc. approved new annual base salaries for Chairman and Chief Executive Officer Linda A. Lang of $700,000, President and Chief Operating Officer Paul L. Schultz of $485,000 and Executive Vice President Jerry P. Rebel of $365,000. Effective November 14, 2005, the Compensation Committee approved new annual base salaries for Executive Vice President Lawrence E. Schauf of $354,000, for Senior Vice President David M. Theno of $332,000 and for Gary Beisler, the Chief Executive Officer of the Company’s wholly owned subsidiary Qdoba Restaurant Corporation, of $300,000.